                                                                    Exhibit 99.2

                          The Boston Beer Company, Inc.

                            Certification Pursuant To
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant To
                  Section 906 of the Sarbanes/Oxley Act of 2002

In connection with the Annual Report of The Boston Beer Company, Inc. (the "Company") on Form 10-K for the period ended December 28, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Richard P. Lindsay, Chief Financial Officer and Treasurer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  March 27, 2003


                                        /s/ Richard P. Lindsay
                                     -------------------------------
                                           Richard P. Lindsay
                                       Chief Financial Officer and
                                              Treasurer